June 7, 2023 Tana Davila VIA EMAIL/DOCUSIGN Dear Tana: We are pleased to offer you the full-time position of Chief Marketing Officer of Dutch Bros Inc. and its direct and indirect subsidiaries (the “Company”) pursuant to the terms of this letter (this “Offer Letter”). 1. Position; Duties. You will serve as Chief Marketing Officer, reporting directly to the Company’s President. Unless and until alternate arrangements are made with the President, your work location for no less than two weeks per month must be the Company’s Headquarters office located in Grants Pass, Oregon. You will have such duties and responsibilities as may be reasonably assigned by the Company from time to time consistent with your position. You agree to devote your best efforts and full business time, skill and attention to the performance of your duties. You are also required to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Offer Letter conflict with the Company’s general employment policies or practices, this Offer Letter will control. The Company may change your position, duties, work location, compensation, and benefits from time to time, in its discretion. Your employment is scheduled to begin on a date to be mutually agreed upon between you and the President (the “Start Date”). 2. Compensation. a. Salary. Your annual base salary will initially be $500,000, less applicable deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. b. Annual Bonus. You will be eligible to earn an annual bonus (“Annual Bonus”), which will initially be at a target of 50% of your annual base salary, less applicable deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. Your Annual Bonus will be awarded based on metrics to be determined by the Company’s Board of Directors (the “Board”) or its Compensation Committee. Your Annual Bonus for 2023 will be prorated based on the Start Date, and will be calculated assuming all target metrics are achieved. c. Annual Equity Award. You will be eligible to earn an annual award of restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) with a grant date fair value of $450,000 (“LTIP Award”). Your initial LTIP Award will be granted on or about July 1, 2023, and will be prorated based on the Start Date. 50% of the subject RSUs will vest on the second anniversary of the grant date, and the other 50% will vest on the third anniversary of the grant date, provided all vesting conditions are met. Each LTIP Award is subject to Board approval and will be subject to the terms and conditions of the Plan and all related agreements. Exhibit 10.24

d. Additional Equity Award. The Company will grant you a one-time award of RSUs under the Plan with a grant date fair value of $500,000 (the “RSU Award”). The RSU Award will be granted on or about July 1, 2023. 50% of the subject RSUs will vest on the second anniversary of the grant date, and the other 50% will vest on the third anniversary of the grant date, provided all vesting conditions are met. The RSU Award will be subject to the terms and conditions of the Plan and all related agreements. e. Cell Phone/Internet. The Company will pay you a monthly cell phone/internet allowance of $150. f. Benefits. You will be eligible to participate in the Company’s standard benefit programs, subject to the terms and conditions of such plans. The Company may, from time to time, change these benefits in its discretion. 3. At Will Employment; Severance. Your employment with the Company will be “at-will.” This means that either you or Company may terminate your employment at any time, with or without Cause (as defined in the Plan), and with or without advance notice. You will be eligible for participation in the Company’s Severance and Change in Control Plan, and your Participation Agreement under the Severance and Change in Control Plan is attached hereto as Exhibit A. 4. Confidentiality Obligations. As a condition of your employment, you must enter into and abide by the Company’s standard form of employee confidentiality and inventions assignment agreement attached hereto as Exhibit B. 5. Contingencies. Your employment with the Company is contingent upon (i) approval of, and appointment by, the Board, and (ii) satisfactory results of a background check to be completed, as well as verification of your legal authorization to be employed in the United States. 6. Arbitration. To ensure the timely and economical resolution of disputes that may arise between you and the Company, both you and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law, you will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: the negotiation, execution, interpretation, performance, breach or enforcement of this Offer Letter; or your employment with the Company (including but not limited to all statutory claims); or the termination of your employment with the Company (including but not limited to all statutory claims). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH YOU AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING. The Arbitrator will have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition. All claims, disputes, or causes of action under this section, whether by you or the Company, must be brought solely in an individual capacity, and will not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The Arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this paragraph are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class will proceed in a court of law rather than by arbitration. Any arbitration proceeding under this Arbitration section will be presided over by a single arbitrator and conducted by JAMS, Inc. (“JAMS”) under the then applicable JAMS rules for the resolution of employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You and the Company both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense. The Arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute; (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company will pay all JAMS arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. This section will not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). Nothing in this section is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly. 7. Miscellaneous. This Offer Letter (including the agreements referenced herein) is the complete and exclusive statement of your agreement with the Company on the subject matters herein, and supersedes and replaces any and all prior agreements or representations with regard to the subject matter hereof, whether written or oral. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified, amended or extended except in a writing signed by you and a duly authorized officer of the Company or member of the Board. This Offer Letter is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties or rights hereunder without the express written consent of the Company. Whenever possible, each provision of this Offer Letter will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Offer Letter is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Offer Letter will be reformed, construed and enforced as if such invalid, illegal or unenforceable provisions had never been contained herein. This Offer Letter and the terms of your employment with the Company will be governed in all aspects by the laws of the State of Oregon, without reference to its conflicts of laws principles.

If you have any questions about this Offer Letter, please do not hesitate to call me. Best regards, Christine Barone President Exhibit A: Severance and Change in Control Plan and Participation Agreement Exhibit B: Employee Confidential Information and Inventions Assignment Agreement ACCEPTED AND AGREED: Tana Davila Date: _________________________ /s/ Christine Barone /s/ Tana Davila 6/8/23